UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2014 (June 19, 2014)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensation Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officer.

On June 19, 2014, Gastar Exploration Inc. (the “Company”) entered into a new employment agreement (the “Employment Agreement”) with Michael McCown, its Senior Vice President and Chief Operating Officer.
The Employment Agreement is for an initial term ending on June 19, 2016, and will renew automatically for additional one-year periods thereafter if neither party gives advance notice of non-renewal. The Employment Agreement provides that Mr. McCown will receive an initial base salary of $312,000, subject to periodic review and adjustment by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In addition, during the term of the agreement, Mr. McCown will be eligible to participate in annual cash and long-term incentive awards at levels and terms as determined by the Compensation Committee.
In addition, if Mr. McCown’s employment with the Company is terminated during the term of the Employment Agreement by the Company without “cause” (as defined in the Employment Agreement) or due to Mr. McCown’s death or “disability” (as defined in the Employment Agreement), Mr. McCown will be entitled to receive, subject to his execution of a release of claims, (a) a lump sum cash severance payment equal to 2.5 times his base salary (determined based on the highest rate of base salary in effect during the twelve months prior to such termination) and (b) additional payments equal to any premiums Mr. McCown pays to obtain continued coverage under the Company’s health plans pursuant to COBRA.
The Employment Agreement also provides for Mr. McCown to be subject to noncompetition covenants and nonsolicitation covenants during the term of his employment and for a 12-month period thereafter.
The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

10.1	Employment Agreement, dated as of June 19, 2014, between Gastar Exploration Inc. and Michael McCown.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2014	GASTAR EXPLORATION INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

10.1	Employment Agreement, dated as of June 19, 2014, between Gastar Exploration Inc. and Michael McCown.